CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is amended as of May 4, 2016 (the “Effective Date”) by and between Medical Alarm Holdings, Inc., a Delaware corporation (the “Company”), and David Zazoff of ZA Capital, LLC (“Consultant”).

WHEREAS, Consultant has familiarity with the Company and its business;

WHEREAS, Consultant has significant experience in assisting U.S. publicly-listed companies on matters relating to their business and capital markets strategies; and

WHEREAS, the Company desires to retain Consultant on a consulting basis to provide strategic advisory services to the Company, and Consultant desires and agrees to provide the Company with such services, in each case on the terms and conditions herein set forth.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Engagement; Term; No Regulated Activity.

(a)          The Company hereby engages Consultant, and Consultant hereby accepts such engagement, to provide to the Company the strategic advisory consultancy services described on Schedule A hereto (the “Services”). The Services will be provided on a non-exclusive basis, and the Company may retain other third parties to perform the Services or any similar services during the Term (as defined below). Consultant shall report directly only to the Company’s Chief Executive Officer and/or Chief Business Officer.

(b)          This Agreement shall have a new amended term (the “Term”) of five (5) months commencing March 1, 2016 (the “Effective Date”). At the conclusion of the Term, this Agreement will terminate and be of no further force and effect.

(c)          The parties acknowledge that the Company is engaging Consultant purely as a consultant and not as a securities broker, investment banker, investment advisor or similar regulated capacity. Consultant shall not perform any services hereunder (including, without limitation solicitations on behalf of the Company for third party funding) which would require Consultant to be registered, licensed or regulated by any applicable law, rule or regulation. In providing the Services, Consultant shall comply with all applicable laws, rules and regulations. During the Term, neither Consultant nor its affiliates shall undertake or continue any outside activity, whether or not competitive with the business of the Company, which could foreseeably give rise to a conflict of interest, or otherwise interfere with Consultant’s duties and obligations to the Company. Consultant agrees to indemnify and save the Company harmless from any and all liability, cost and expense suffered by the Company or its affiliates as a consequence of the Consultant’s failure to comply with the foregoing obligations.

2.            Consideration and Expenses.

(a)      As partial consideration for the Services to be provided by Consultant to the Company, Consultant shall be paid a one-time retainer of $25,000 (the “Retainer”) within five (5) business days of the Effective Date.

(b) The consideration set forth this Section 2 shall be the sole and complete compensation to which Consultant shall be entitled in connection with the provision of any and all Services to the Company under this Agreement or otherwise.

(c)          It is specially agreed that Consultant’s consideration hereunder is not contingent and shall not be tied to any amount of capital raised by the Company from any source, nor tied to any other transaction entered into by the Company, prior to, during or following the Term.

3.            Confidentiality; No Unlawful Trading or Shorting.

(a)          Consultant and its affiliates shall, during the Term and thereafter, keep in strictest confidence, and shall not disclose to any third party or use for any purpose whatsoever, except for the purpose of providing the Services under this Agreement and for the direct benefit of the Company, any and all confidential, non-public and/or proprietary information, in any form whatsoever, relating, in any way, to the Company, its products, business plans (including, without limitation, those relating to product development, regulatory strategy, sales and marketing, manufacturing, pricing and competition), financial and accounting results or information (including projections), know-how, technology and any intellectual property rights it may have. Consultant acknowledges that certain of the foregoing types of information disclosed to Consultant, or of which Consultant otherwise becomes aware of, during the Term may be or be deemed to be “material non-public information” within the meaning of the U.S. federal securities laws (“MNPI”). MNPI will only be disclosed to Consultant on a need to know basis and for the specific purpose of providing the Services, and Consultant shall use such MNPI only for such specific purpose.

(b)          Consultant (on behalf of itself and its affiliates) agrees to abide by all securities and related laws, rules and regulations in connection with providing the Services including, without limitation, those laws, rules and regulations relating to the receipt, handling and use of MNPI.

(c)          Consultant (on behalf of itself and its affiliates) agrees that it will not buy or sell Common Stock or other securities of the Company (or of which the Company’s securities are derivatives) on the basis of MNPI regarding the Company or otherwise. During the Term and thereafter, Consultant for itself and its agents agrees not to sell the Common Stock on a “short” basis.

4.             Independent Contractor. The relationship of Consultant with the Company is that of an independent contractor and Consultant shall not be considered an employee of the Company. Consultant will not make any binding representations about the Company, nor shall it act as the Company’s agent, nor shall it have any right or authority whatsoever to propose or accept, in the name and on behalf of the Company, any representation, undertaking, guarantee, promise, agreement, contract or any other kind of an obligation. The Consultant shall not be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, 401(k), medical insurance or workers compensation, made available to the employees of the Company. Consultant further acknowledges that he is not eligible to participate in any such benefit plans even if it is later determined that his status was that of an employee during the period of this engagement. Consultant expressly waives any claim for benefits coverage attributable to the Services provided under this Agreement.

5.             Remedies. Consultant agrees that its obligations under Section 1(c) and Section 4 hereunder are necessary and reasonable in order to protect the Company and its business, and expressly agrees that monetary damages would be inadequate to compensate the Company for any breach of any covenant or agreement set forth herein. Accordingly, Consultant agrees and acknowledges that any such breach, or any threatened breach, will cause irreparable injury to the Company and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the Company shall be entitled to obtain injunctive relief against the breach or threatened breach of such Sections or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

6. Taxes. Consultant shall be solely responsible for the payment of all federal, state and local taxes, withholdings and/or other assessments or deductions required to be paid by any applicable law or regulation based upon Consultant’s receipt of the consideration or remuneration provided hereunder. No tax of any kind shall be withheld or paid by Company on behalf of the Consultant and the Consultant shall not be treated as an employee with respect to the services performed hereunder for federal, state and local tax purposes.

7.             Waivers. No waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the party to be charged, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given.

8.             No Assignment. Consultant shall not assign any of its rights or obligations under this Agreement without the prior written consent of the Company.

9.             Governing Law; Venue. This Agreement shall be governed by the laws of the State of Delaware, without regard to the conflicts of laws principles thereof. Each of Consultant and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted only in either the state or federal courts located in the State of PA (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of such PA courts. Each of Consultant and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the state or federal courts located in PA and agrees that service of process pursuant to the laws of the State of New Jersey shall be deemed in every respect effective service of process upon Consultant or the Company, as the case may be. The parties hereto agree to waive any right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to the Services hereunder and represent that such party has consulted with counsel specifically with respect to this waiver.

10.           Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings between the parties with respect thereto, whether written or oral. In addition, any amendment or modification of this Agreement will only be effective or binding unless reduced to writing and executed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have signed this Services Agreement on the date first above written.

MEDICAL ALARMS HOLDINGS, INC.		ZA Capital LLC

By:	/s/ Ronald Adams	By:	/s/ David Zazoff
Name: Ronald Adams
Title: Chief Executive Officer

Schedule A

Services

Consultant shall perform the following Services during the Term, which shall not be construed to be an exclusive list:

1.          Public relations campaign that include: any content supplied by the Client, interviews and multi-media material, research reports, filings, press releases, and other information as determined by the Client and Consultant.

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